EXHIBIT 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of First Horizon National Corporation, a Tennessee corporation (the “Company”), hereby appoints William C. Losch III, Dane P. Smith, Jeff L. Fleming, Clyde A. Billings, Jr., Shannon M. Hernandez, John A. Niemoeller, and each of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution and re-substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under such Act of: (a) any securities that were previously registered on Form S-3 (Registration No. 333-229338); (b) any shares of common stock remaining unissued or unsold that were previously registered on Form S-8 pursuant to amendments of Form S-4 (Registration Nos. 333-219052 and 333-235757); and (c) any shares of common stock or interests remaining unissued or unsold that were previously registered on Form S-8 (Registration Nos. 033-64471, 033-63809, 033-57241, 333-16225, 333-16227, 333-70075, 333-91137, 333-92147, 333-92145, 333-56052, 333-73440, 333-73442, 333-106015, 333-108738, 333-108750, 333-109862, 333-212850, 333-110845, 333-123372, 333-123404, 333-124297, 333-124299, 333-133635, 333-147409, 333-156614, 333-166818, 333-181162, 333-211120, 333-238038, and 333-239877). This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to any amendments to any of the Registration Statements listed in clauses (a), (b), or (c), including (but not limited to) amendments to terminate any such Registration Statement whether or not, at the time of such amendment, any securities under any such Registration Statement remain unissued or unsold.

IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of October 28, 2020.

Signature	Title
/s/ D. Bryan Jordan D. Bryan Jordan	President, Chief Executive Officer, and a Director (Principal Executive Officer)
/s/ William C. Losch III William C. Losch III	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Jeff L. Fleming Jeff L. Fleming	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Harry V. Barton, Jr. Harry V. Barton, Jr.	Director
/s/ Kenneth A. Burdick Kenneth A. Burdick	Director
/s/ Daryl G. Byrd Daryl G. Byrd	Executive Chairman of the Board of Directors
/s/ John N. Casbon John N. Casbon	Director

POA- 1

Signature	Title
/s/ John C. Compton John C. Compton	Director
/s/ Wendy P. Davidson Wendy P. Davidson	Director
/s/ William H. Fenstermaker William H. Fenstermaker	Director
/s/ J. Michael Kemp, Sr. J. Michael Kemp, Sr.	Director
/s/ Rick E. Maples Rick E. Maples	Director
/s/ Vicki R. Palmer Vicki R. Palmer	Director
/s/ Colin V. Reed Colin V. Reed	Director
/s/ E. Stewart Shea, III E. Stewart Shea, III	Director
/s/ Cecelia D. Stewart Cecelia D. Stewart	Director
/s/ Rajesh Subramaniam Rajesh Subramaniam	Director
/s/ Rosa Sugrañes Rosa Sugrañes	Director
/s/ R. Eugene Taylor R. Eugene Taylor	Director

POA- 2